UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  09/15/2008

GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-16611

Delaware	04-2958132
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

935 First Avenue
King of Prussia, PA 19406
(Address of principal executive offices, including zip code)

610-491-7000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.    Other Events

        On September 4, 2008, a number of defendants, including GSI Commerce, Inc. (the "Company"), agreed to establish a settlement fund of up to $7 million in a class action lawsuit filed by Jeffrey Weinstein and Lei Shen on behalf of a putative class of wireless telephone subscribers who allegedly received an unsolicited text message in 2005 from the defendants advertising a product sale. On September 11 2008, Judge Wayne R. Anderson, of the U.S. District Court for the Northern District of Illinois Eastern Division, granted preliminary approval of the settlement. The settlement remains subject to the final approval of the court. Under the Company's errors and omissions insurance policy, which covers this claim, the Company's deductible is $1 million. Through the end of the second quarter of fiscal year 2008, the Company had expensed or established reserves for approximately $900,000 of the liability relating to this lawsuit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.

Date: September 15, 2008	By:	/s/ Arthur H. Miller
Arthur H. Miller
Executive Vice President and Secretary